As filed with the Securities and Exchange Commission on February 28, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FAIR ISAAC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-1499887
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110
(Address of Principal Executive Offices)	(Zip Code)

FAIR ISAAC CORPORATION

2012 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Mark R. Scadina

Executive Vice President, General Counsel and Secretary

Fair Isaac Corporation

181 Metro Drive, Suite 700

San Jose, California 95110

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: 408-535-1500

Copies to:

W. Morgan Burns

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $.01 par value	4,100,000	$52.96	$217,136,000	$27,968

(1)	This registration statement also will cover any additional shares of Common Stock that become issuable under the 2012 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Offering price estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the New York Stock Exchange on February 26, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,100,000 shares of the Registrant’s Common Stock to be issued pursuant to the Fair Isaac Corporation 2012 Long-Term Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement previously filed with the Securities and Exchange Commission relating to the Plan (File No. 333-179417) is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 8.	Exhibits.

4.1	Composite Restated Certificate of Incorporation of Fair Isaac Corporation. (Incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q filed on February 8, 2010.)

4.2	Bylaws of Fair Isaac Corporation. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on February 8, 2010.)

5	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant.

23.1	Consent of Faegre Baker Daniels LLP. (Contained in Exhibit 5 to this Registration Statement.)

23.2	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney.

99	Fair Isaac Corporation 2012 Long-Term Incentive Plan, as amended as of February 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California on the 28th day of February, 2014.

FAIR ISAAC CORPORATION

By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on February 28, 2014 by the following persons in the capacities indicated, including a majority of the Registrant’s directors:

Name	Title

/s/ William J. Lansing William J. Lansing Principal Executive Officer	President, Chief Executive Officer and Director

/s/ Michael J. Pung Michael J. Pung Principal Financial Officer	Executive Vice President and Chief Financial Officer

/s/ Michael S. Leonard Michael S. Leonard Principal Accounting Officer	Chief Accounting Officer–Vice President

* A. George Battle	Director

* Greg R. Gianforte	Director

* James D. Kirsner	Director

* Rahul N. Merchant	Director

* David A. Rey	Director

* Duane E. White	Director

*By:	/s/ Mark R. Scadina
Mark R. Scadina
Attorney-in-Fact

INDEX TO EXHIBITS

No.	Description	Manner of Filing

4.1	Composite Certificate of Incorporation	Incorporated by Reference

4.2	Bylaws	Incorporated by Reference

5	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant	Filed Electronically

23.1	Consent of Faegre Baker Daniels	Contained in Exhibit 5 to this Registration Statement

23.2	Consent of Independent Registered Public Accounting Firm.	Filed Electronically

24	Powers of Attorney	Filed Electronically

99	Fair Isaac Corporation 2012 Long-Term Incentive Plan, as amended as of February 11, 2014	Filed Electronically